Exhibit 99.1

Proofpoint Announces First Quarter 2015 Financial Results

•                        Total revenue of $57.8 million, up 35% year-over-year

•                        Billings of $66.4 million, up 42% year-over-year

•                        Generated positive adjusted EBITDA for the fourth consecutive quarter

•                        GAAP EPS loss of $0.56; Non-GAAP EPS loss of $0.09

•                        Generated operating cash flow of $11.9 million and free cash flow of $7.3 million

•                        Increasing FY15 revenue and billings guidance

SUNNYVALE, Calif., — April 21, 2015 — Proofpoint, Inc. (NASDAQ: PFPT), a leading next-generation security and compliance company, today announced financial results for the first quarter ended March 31, 2015.

“The first quarter marked a strong start to the year for Proofpoint.  Our ability to meet or exceed expectations across all key operating metrics was driven by the continued broad-based demand for our advanced threat protection solutions, as well as the ongoing favorable competitive environment,” stated Gary Steele, chief executive officer of Proofpoint.  “The company remains well positioned to maintain momentum and grow market share globally given our commitment to invest in our threat analytic capabilities and expand market opportunities through recent acquisitions.”

First Quarter 2015 Financial Highlights

•                  Revenue: Total revenue for the first quarter of 2015 was $57.8 million, an increase of 35% compared to $42.7 million in the prior-year period.  Within total revenue, subscription revenue was $55.9 million, an increase of 36% on a year-over-year basis.  Hardware and services revenue contributed the remaining $1.9 million of total revenue.

•                  Billings: Total billings were $66.4 million for the first quarter of 2015, an increase of 42% compared to $46.6 million in the first quarter of 2014.  The company defines billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•                  Gross Profit: GAAP gross profit for the first quarter of 2015 was $38.5 million compared to $29.0 million for the first quarter of 2014.  Non-GAAP gross profit for the quarter was $41.2 million compared to $30.4 million in the year ago period.  GAAP gross margin for the first quarter of 2015 was 67% compared to 68% for the first quarter of 2014. Non-GAAP gross margin was 71% for the first quarter of 2015, compared to 71% for the same period last year.

•                  Operating Loss: GAAP operating loss for the first quarter of 2015 was $17.5 million compared to $11.3 million during the first quarter last year.  Non-GAAP operating loss for the first quarter of 2015 was $1.6 million compared to $3.2 million for the same period last year.

•                  Net Loss: GAAP net loss for the first quarter of 2015 was $21.7 million or $0.56 per share based on 39.0 million weighted average shares outstanding.  This compares to a GAAP net loss of $14.4 million or $0.39 per share based on 36.6 million weighted average shares outstanding in the prior-year period.

Non-GAAP net loss for the first quarter of 2015 was $3.6 million or $0.09 per share based on 39.0 million weighted average shares outstanding.  This compares to a loss of $4.2 million or $0.12 per share based on 36.6 million weighted average shares outstanding during the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2015 was a positive $1.2 million compared to negative $1.4 million for the first quarter of 2014.

•                  Cash and Cash Flow: As of March 31, 2015, Proofpoint had cash, cash equivalents and short term investments of $193.5 million, a decrease of $21.5 million from the end of the prior quarter primarily due to purchase of Emerging Threats.

The company generated $11.9 million in net cash from operations for the first quarter of 2015 compared to generating $4.1 million during the first quarter of 2014. The company generated $7.3 million in free cash flow for the quarter compared to $1.8 million during the same period last year.

“We were very pleased with our first quarter performance, particularly the strong growth of billings, revenue and free cash flow,” stated Paul Auvil, chief financial officer of Proofpoint.  “The company remains well positioned to execute its growth strategy due to our strong balance sheet and ability to consistently generate cash.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.  An explanation of these measures and how they are calculated are also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Business Highlights:

•                  Acquired Emerging Threats, a leading provider of advanced threat intelligence.

•                  Proofpoint was named a SC Magazine 2015 Awards finalist for best email security solution, best customer service and best emerging technology.

•                  Announced the availability of Proofpoint Migration Accelerator (PMA), which speeds up and simplifies email archive migration from legacy on-premise solutions to Proofpoint Enterprise Archive.

•                  Expanded Enterprise Archiving capabilities to enable financial services institutions to address complex, global regulatory compliance demands.

•                  Launched Nexgate Social Media Threat Center, a real-time social media security operations console that aggregates security intelligence across social accounts and social networks.

Financial Outlook

As of April 21, 2015 Proofpoint is providing guidance for its second quarter and increasing full year 2015 as follows:

•                  Second Quarter 2015 Guidance: Total revenue is expected to be in the range of $60.0 million to $61.0 million.  Billings are expected to be in the range of $65.0 million to $67.0 million.  Adjusted EBITDA is expected to be in the range of $0.1 million to $0.3 million.  Non-GAAP EPS loss is expected to be in the range of $0.10 to $0.09 based on approximately 39.6 million weighted average shares outstanding.  Free cash flow is expected to be approximately break-even.

•                  Full Year 2015 Guidance: Total revenue is expected to be in the range of $250.0 million to $252.0 million.  Billings is expected to be in the range of $292.0 million to $296.0 million.  Adjusted EBITDA is expected to be in the range of $1.5 million to $2.5 million.  Non-GAAP EPS loss is expected to be in the range of $0.40 to $0.37 based on approximately 40.0 million weighted average shares outstanding.  Free cash flow, defined as operating cash flow less capital expenditures, is expected to be in the range of positive $20.0 million to $25.0 million, which assumes capital expenditures of $18.0 million to $20.0 million for the full year.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the company’s financial results for the first quarter ended March 31, 2015.  To access this call, dial (800) 756-4697 for the U.S. or Canada and (913) 312-0638 for international callers with conference ID #6613279.  A live webcast of the conference call will be accessible from the Investors section of Proofpoint’s website at investors.proofpoint.com, and a recording will be archived and accessible at investors.proofpoint.com.  An audio replay of this conference call will also be available through May 5, 2015, by dialing (877) 870-5176 for the U.S. or Canada or (858) 384-5517 for international callers, and entering passcode #6613279.

About Proofpoint, Inc.

Proofpoint, Inc. (NASDAQ:PFPT) is a leading next-generation security and compliance company that provides cloud-based solutions for comprehensive threat protection, incident response, secure communications, social media security, compliance, archiving and governance. Organizations around the world depend on Proofpoint’s expertise, patented technologies and on-demand delivery system. Proofpoint protects against phishing, malware and spam, while safeguarding privacy, encrypting sensitive information, and archiving and governing messages and critical enterprise information. More information is available at www.proofpoint.com.

Proofpoint is a trademark or registered trademark of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding momentum in the company’s business, market position, future growth, benefits of acquisitions, market share and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: failure to maintain or increase renewals and increased business from existing customers and failure to generate increased business through existing or new channel partner relationships; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new target markets, new product introductions and innovation and market acceptance thereof; the ability to attract and retain key personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; security breaches, which could affect our brand; the effect of general economic conditions, including as a result of specific economic risks in different geographies and among different industries; risks related to integrating the employees, customers and technologies of acquired businesses; assumption of unknown liabilities from acquisitions; ability to retain customers of acquired entities; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit and gross margin. We define non-GAAP gross profit as GAAP gross profit, less stock-based compensation expense and the amortization of intangibles associated with acquisitions. We define non-GAAP gross margin as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles associated with acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross margin versus gross profit and gross margin, in each case, calculated in accordance with GAAP. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit and non-GAAP gross margin may differ from the components that our peer companies exclude when they report their non-GAAP results.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross margin and evaluating non-GAAP gross profit and non-GAAP gross margin together with gross profit and gross margin calculated in accordance with GAAP.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss less stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating loss versus operating loss calculated in accordance with GAAP. For example, non-GAAP operating loss excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating loss may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating loss and evaluating non-GAAP operating loss together with operating loss calculated in accordance with GAAP.

Non-GAAP net loss. We define non-GAAP net loss as net loss less stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation, and non-cash interest expense related to the convertible debt discount and non-recurring issuance costs for the convertible debt offering. We consider this non-GAAP financial measure to be a useful metric for management and investors for the same reasons that we use non-GAAP operating loss. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects associated with stock-based compensation and the amortization of intangibles and costs associated with acquisitions and litigation, and non-cash interest expense related to the convertible debt discount and non-recurring issuance costs for the convertible debt offering. We used a 7 percent effective tax rate to calculate non-GAAP net loss for the first quarter of 2015 and 5 percent for the first quarter of 2014. We believe that a 6-10% effective tax rate range is a reasonable estimate of the near-term normalized tax rate under our current global operating structure. The same limitations described above regarding our use of non-GAAP operating loss also apply to our use of non-GAAP net loss.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period, but excluding additions to deferred revenue from acquisitions. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. Billings include amounts that have not yet been recognized as revenue, but excluding additions to deferred revenue from acquisitions. We may also calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Adjusted EBITDA. We define adjusted EBITDA as net loss, adjusted to exclude: depreciation, amortization of intangibles, interest income (expense), net, provision for income taxes, stock-based compensation, acquisition- and litigation-related expense, other income, and other expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We do not place undue reliance on adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our quarterly and annual reports filed with the SEC.

Proofpoint, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Subscription	$55,856	$41,204
Hardware and services	1,907	1,500
Total revenue	57,763	42,704
Cost of revenue:(1)(2)
Subscription	16,334	11,451
Hardware and services	2,954	2,260
Total cost of revenue	19,288	13,711
Gross profit	38,475	28,993
Operating expense:(1)(2)
Research and development	15,708	11,948
Sales and marketing	32,912	22,818
General and administrative	7,333	5,506
Total operating expense	55,953	40,272
Operating loss	(17,478)	(11,279)
Interest expense, net	(2,853)	(2,773)
Other expense, net	(1,180)	(199)
Loss before provision for income taxes	(21,511)	(14,251)
Provision for income taxes	(162)	(144)
Net loss	$(21,673)	$(14,395)
Net loss per share, basic and diluted	$(0.56)	$(0.39)
Weighted average shares outstanding, basic and diluted	38,957	36,564

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$1,115	$412
Cost of hardware and services revenue	254	129
Research and development	3,938	2,034
Sales and marketing	4,869	2,097
General and administrative	2,250	1,301
Total stock-based compensation expense	$12,426	$5,973
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$1,380	$829
Research and development	23	23
Sales and marketing	1,293	1,097
General and administrative	11	11
Total intangible amortization expense	$2,707	$1,960

Proofpoint, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$170,005	$180,337
Short-term investments	23,530	34,649
Accounts receivable, net	32,146	40,912
Inventory	426	499
Deferred product costs	1,390	1,847
Prepaid expenses and other current assets	8,178	7,994
Total current assets	235,675	266,238
Property and equipment, net	21,796	18,718
Deferred product costs	561	307
Goodwill	126,875	107,504
Intangible assets, net	36,879	27,086
Other assets	4,174	4,397
Total assets	$425,960	$424,250
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,470	$9,249
Accrued liabilities	23,648	24,220
Equipment loans and capital lease obligations	280	695
Deferred rent	544	569
Deferred revenue	124,147	123,550
Total current liabilities	159,089	158,283
Convertible senior notes	163,882	161,630
Long-term deferred rent	2,038	2,099
Other long term liabilities	5,227	6,640
Long-term deferred revenue	47,819	39,125
Total liabilities	378,055	367,777
Stockholders’ equity
Common stock, $0.0001 par value; 200,000 shares authorized at March 31, 2015 and December 31, 2014; 39,336 and 38,665 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	4	4
Additional paid-in capital	343,829	330,744
Accumulated other comprehensive loss	(7)	(27)
Accumulated deficit	(295,921)	(274,248)
Total stockholders’ equity	47,905	56,473
Total liabilities and stockholders’ equity	$425,960	$424,250

Proofpoint, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(21,673)	$(14,395)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	5,464	3,802
Loss on disposal of property and equipment	3	—
Amortization of investment premiums, net of accretion of purchase discounts	128	15
Provision for allowance for doubtful accounts	(274)	(7)
Stock-based compensation	12,426	5,973
Deferred income taxes	281	117
Change in fair value of contingent earn-outs	—	5
Amortization of debt issuance costs and accretion of debt discount	2,266	2,143
Changes in assets and liabilities:
Accounts receivable	9,810	3,881
Inventory	73	(435)
Deferred products costs	203	(143)
Prepaid expenses	(799)	(526)
Other current assets	647	(263)
Noncurrent assets	15	(89)
Accounts payable	247	762
Accrued liabilities	(5,410)	(613)
Deferred rent	(111)	(18)
Deferred revenue	8,591	3,910
Net cash provided by operating activities	11,887	4,119
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	11,012	8,000
Purchase of property and equipment	(4,584)	(2,291)
Acquisitions of business, net of cash acquired	(28,114)	—
Net cash (used in) provided by investing activities	(21,686)	5,709
Cash flows from financing activities
Proceeds from issuance of common stock	4,019	4,731
Withholding taxes related to restricted stock net share settlement	(4,137)	(576)
Payments of debt issuance costs	—	(111)
Repayments of notes payable and loans	(415)	(411)
Net cash (used in) provided by financing activities	(533)	3,633
Net (decrease) increase in cash and cash equivalents	(10,332)	13,461
Cash and cash equivalents
Beginning of period	180,337	243,786
End of period	$170,005	$257,247

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

GAAP gross profit	$38,475	$28,993
GAAP gross margin	67%	68%
Plus:
Stock-based compensation expense	1,369	541
Intangible amortization expense	1,380	829
Non-GAAP gross profit	41,224	30,363
Non-GAAP gross margin	71%	71%

GAAP operating loss	(17,478)	(11,279)
Plus:
Stock-based compensation expense	12,426	5,973
Intangible amortization expense	2,707	1,960
Acquisition-related expenses	247	12
Litigation-related expenses	533	122
Non-GAAP operating loss	(1,565)	(3,212)

GAAP net loss	(21,673)	(14,395)
Plus:
Stock-based compensation expense	12,426	5,973
Intangible amortization expense	2,707	1,960
Acquisition-related expenses	247	12
Litigation-related expenses	533	122
Interest expense - debt discount and debt issuance costs	2,266	2,143
Income tax benefit	(60)	(57)
Non-GAAP net loss	(3,554)	(4,242)

Shares used in computing non-GAAP net loss per share, basic and diluted	38,957	36,564

Non-GAAP net loss, basic and diluted	$(0.09)	$(0.12)

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Net loss	$(21,673)	$(14,395)
Depreciation	2,757	1,842
Amortization of intangible assets	2,707	1,960
Interest expense, net	2,853	2,773
Provision for income taxes	162	144
EBITDA	$(13,194)	$(7,676)

Stock-based compensation expense	$12,426	$5,973
Acquisition-related expenses	247	12
Litigation-related expenses	533	122
Other expense, net	1,180	199
Adjusted EBITDA	$1,192	$(1,370)

Reconciliation of Total Revenue to Billings

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Total revenue	$57,763	$42,704

Deferred revenue
Ending	171,966	127,893
Beginning	162,675	123,983
Net Change	9,291	3,910
Less:
Deferred revenue contributed by acquisitions	(700)	—
Billings	$66,354	$46,614

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

GAAP cash flows provided by operating activities	$11,887	$4,119
Less:
Purchases of property and equipment	(4,584)	(2,291)
Non-GAAP free cash flows	$7,303	$1,828

MEDIA CONTACT:	INVESTOR CONTACT:
ORLANDO DEBRUCE	SETH POTTER
PROOFPOINT, INC.	ICR, INC. FOR PROOFPOINT, INC.
408-338-6870	646-277-1230
ODEBRUCE@PROOFPOINT.COM	SETH.POTTER@ICRINC.COM